SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

GEOGLOBAL RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GEOGLOBAL RESOURCES INC.
SUITE 310, 605 – 1 STREET, SW
CALGARY, ALBERTA     T2P 3S9     CANADA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 24, 2009

Notice is hereby given that the Annual Meeting of Stockholders (“the Meeting”) of GeoGlobal Resources Inc. will be held in the Blake Lounge at The National Club, 303 Bay Street, Toronto, Ontario, M5H 2R1 at 3:30pm EST on Thursday, the 24th of September, 2009 for the following purposes:

1.	to elect seven (7) directors to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.
to consider and vote on a proposal to amend the Certificate of Incorporation of our company to increase the authorized shares of Common Stock, par value $.001 per share, from 100,000,000 shares to 125,000,000 shares; and

3.	to transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice of Annual Meeting of Stockholders.  Only holders of shares of our Common Stock of record at the close of business on August 5, 2009 (the "Record Date") are entitled to notice of and to vote at the Meeting.

We hope that all of our stockholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed pre-addressed envelope which is intended for your convenience.

/s/ Patti Price
Patti Price, Secretary

Dated:  August 11, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on September 24, 2009

Our Proxy Statement and Annual Form 10-K are available to registered holders on the internet at www.envisionreports.com/GGR and to beneficial/street holders at www.edocumentview.com/GGR

 Page

PROXY STATEMENT

General Information                                                        3

Voting Securities and Principal Holders                                             5

PROPOSALS FOR ADOPTION

Proposal 1.  Election of Directors                                                                                                                                          7

Proposal 2.  Approve an Amendment of our Certificate of Incorporation to Increase the Number of Shares
of Common Stock We are Authorized to Issue                                                                                                                        10

EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

Executive Officers                                                                                                                                                  11

Compensation                                                                                                                                                    11

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS                                                                               16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                                                      18

RELATIONSHIP WITH PUBLIC ACCOUNTANTS                                                                                                               19

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR 2010 ANNUAL MEETING                                                                                                                                           19

GENERAL                                                                                                                                                        20

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PROXY STATEMENT

GENERAL INFORMATION

This year our Company is furnishing proxy materials to our stockholders on the Internet instead of mailing printed copies of those materials to all of our stockholders, as permitted by rules recently adopted by the U.S. Securities and Exchange  Commission.  This option allows our Company to provide our stockholders with information they need, while reducing our use of natural resources and saving on paper, printing and mailing costs.

If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice of Internet Availability.  The Notice of Internet Availability is being mailed to our stockholders on or about August 14, 2009 and provides instructions on how you may access and review the proxy materials on the internet as well as how to vote your shares.

Who May Vote
Holders of record of our Common Stock at the close of business on August 5, 2009 may vote at the Meeting.

How to Vote
You may vote in person at the Meeting or by proxy.  We recommend that you vote by proxy even if you plan to attend the Meeting.  You can always change your vote at the Meeting.

If you are a registered stockholder (meaning your name is included on the securityholder file maintained by our transfer agent, Computershare Trust Co. N.A.), you can vote in person or by using the internet or telephone as instructed on the Notice of Internet Availability or by completing, signing, dating and returning your proxy card in the enclosed envelope.

If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.  Please note that if your shares are held by a bank, brokerage firm or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your bank, brokerage firm, or other holder of record.

Whether or not you expect to personally attend the Annual Meeting, we urge you to vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card.  Voting early will ensure the presence of a quorum at the meeting and will save our company the expense and extra work of additional solicitation.  An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail.  Submitting your proxy now will not prevent you from voting at the meeting, as your vote by proxy is revocable at your option as set out below.

Voting by the internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated.  Most important, by using the internet or telephone, you help us reduce postage and proxy tabulation costs.

How Proxies Work
Our Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of our director candidates.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the election of the seven director candidates that have been nominated and in favor of the proposal to approve the amendment to the Certificate of Incorporation and increase the authorized shares of Common Stock.

Matters to be Presented
We are not aware of any matters to be presented other than those described in this proxy statement.  If any matters not described in this proxy statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is postponed or adjourned, the proxies will vote your shares on the new Meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy
If you are a registered stockholder, you may revoke your proxy before it is voted by:

•	Notifying our Secretary in writing before the Meeting at the address given on the cover page of this proxy statement; or
•	Voting in person at the Meeting.

If your shares are held in the name of your bank, brokerage firm or other nominee, you should follow the instructions received from them or contact your broker, in order to change your vote.

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Webcast of the Meeting
We are pleased to offer an audio/visual webcast of the Meeting.  You may listen to our Meeting via telephone or listen and view the live webcast by internet access, both as described below:

Webcast:
To listen and view the live webcast of the Meeting, you can go to our website at www.geoglobal.com and click on "Annual Meeting Webcast".  You may also listen and view the live webcast at the website of Canada News Wire Group at: http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=2755500

Webcast Replay:
The webcast replay will be available on our website at www.geoglobal.com from 9:00 a.m. EST, Friday, September 25, 2009 until 11:59 p.m. on Friday, October 2, 2009 and also on the CNW Group website for one year from the date of the meeting.  Be advised that listening to the webcast via our website requires speakers and Windows Media Player.

Teleconference:	Toronto Dial-in Direct: All other North America areas:	416-644-3415 1-800-732-9307
Teleconference Replay:	The teleconference replay will also be available via telephone from 6:30 p.m. EST on Thursday, September 24, 2009 until 11:59 p.m. on Thursday, October 1, 2009 at the following numbers:
	Pass Code: 21312060	416-640-1917
	Pass Code: 21312060	877-289-8525

Conduct of the Meeting
The Chairman of our Meeting has board authority to conduct the Meeting in an orderly manner.  This authority includes establishing rules for stockholders who wish to address the Meeting.  Copies of these rules will be available at the Meeting.  The Chairman may also exercise board discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Meeting is conducted in a manner that is fair to all stockholders.

Additional Information on the Annual Meeting
If you have questions or would like more information about the Meeting, you can contact us in any of the following ways:

•	Via the Internet: Go to our website www.geoglobal.com, and click on the "Contact Us" link or send an e-mail directly to info@geoglobal.com to request additional stockholder information.

•	By telephone: +1 403 777-9250

•	By writing to the following address:
Patti Price, Secretary
GeoGlobal Resources Inc.
#310, 605 – 1 Street SW
Calgary, Alberta, Canada
T2P 3S9

Contacting our Board
Our Board has provided a process for stockholders to communicate with its members.  Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Patti Price, Secretary, GeoGlobal Resources Inc., at the address given above.  You may make any concerns known confidentially to the non-employee directors by marking your envelope “Confidential” and addressing the communication to the Board of Directors, in care of the Secretary.

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VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights
At the close of business on August 5, 2009 (the “Record Date”), we had 72,805,756 outstanding shares of Common Stock.

Each holder of Common Stock is entitled to one (1) vote per share at the Meeting.

In order to carry on the business of the Meeting, we must have a quorum.  This means that a majority of our issued and outstanding shares entitled to vote must be present in person or by proxy in order to constitute a quorum at the Meeting.

Assuming a quorum is present, the Director candidates who receive the most “for” votes will be elected to fill the seven available seats on our Board and the proposal to amend the Certificate of Incorporation to increase the authorized shares of Common Stock will be approved if it receives the favourable vote of a majority of the shares of common stock present, in person or by proxy, and voted at the meeting.  Shares represented at the Meeting by a proxy reflecting abstentions or broker non-votes will be counted for the purpose of determining whether or not a quorum is present at the Meeting but will have no effect on the result of the votes on the election of Directors or the proposal to amend the Certificate of Incorporation to increase the authorized shares of Common Stock.  Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.  Absent instructions from you, your broker may vote your shares on the election of Directors and in favor of the proposal to approve the adoption of the amendment to our Certificate of Incorporation.

Principal Stockholders
This table sets forth information as of the Record Date about persons we know to beneficially own more than five (5) percent of our voting Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Jean Paul Roy c/o GeoGlobal Resources Inc. Suite 310, 605 – 1 Street SW Calgary, Alberta T2P 3S9	32,846,000	45.1%

(1)
For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following the Record Date.

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Security Ownership of Directors and Executive Officers
This table sets forth information as of the Record Date about the amount of Common Stock beneficially owned by our current directors and nominee for director, the executive officers named in the Summary Compensation Table below and our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock
Jean Paul Roy (2) c/o GeoGlobal Resources Inc. Suite 310, 605 – 1 Street SW Calgary, Alberta T2P 3S9	32,846,000 (3) (9)	45.1%
Allan J. Kent c/o GeoGlobal Resources Inc. Suite 310, 605 – 1 Street SW Calgary, Alberta T2P 3S9	905,000 (4) (9)	1.2%
Brent J. Peters c/o Northfield Capital Corporation Suite 301, 141 Adelaide Street West Toronto, ON M5H 3L5	200,000 (5)	*
Peter R. Smith c/o Andrin Limited Suite 202, 197 County Court Boulevard Brampton, Ontario L6W 4P6	200,000 (6)	*
Michael J. Hudson 439 Mayfair Avenue Ottawa, ON K1Y 0K7	200,000 (7)	*
Dr. Avinash Chandra B-102, Sector 26 Noida, Uttar Pradesh India 201301	251,100 (8)	*
David D. Conklin c/o Goodmans LLP Suite 2400, 250 Yonge Street Toronto, Ontario M5B 2M6	0	*
Subir Raha S-409 2nd Floor, GK11 New Delhi India 110048	0	*
All current directors and nominee for director as a group (8 persons)	34,602,100	47.5%

*	holds less than 1%
(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire the beneficial ownership within 60 days following the Record Date.

(2)
Of the shares held beneficially by Mr. Roy, an aggregate of 5 million shares are held in escrow pursuant to the terms of the agreement whereby we purchased the outstanding capital stock of GeoGlobal Resources (India) Inc. from Mr. Roy.  Under the terms of the escrow agreement, Mr. Roy has the voting rights with respect to these shares.  Mr. Roy has requested the release from escrow of the remaining 5.0 million shares and the Company’s Board of Directors is currently reviewing that request.

(3)	Includes 32,346,000 shares of Common Stock and 500,000 options to purchase Common Stock exercisable within 60 days following the Record Date
(4)	Includes 405,000 shares of Common Stock and 500,000 options to purchase Common Stock exercisable within 60 days following the Record Date.
(5)	Includes options to purchase 200,000 shares of Common Stock exercisable within 60 days following the Record Date.
(6)	Includes options to purchase 200,000 shares of Common Stock exercisable within 60 days following the Record Date.
(7)	Includes options to purchase 200,000 shares of Common Stock exercisable within 60 days following the Record Date.
(8)
Includes 51,100 shares of Common Stock and options to purchase 200,000 shares of Common Stock exercisable within 60 days following the Record Date.  Mr. Chandra is not a nominee for re-election as a Director.

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(9)
On September 2, 2008, Messrs. Roy and Kent entered into a Share Purchase Agreement (Agreement) with a private investor whereby Messrs Roy and Kent each agreed to sell on the closing date in a privately negotiated transaction 375,000 shares of our common stock at a price of $3.00 per share.  In accordance with the Agreement, the closing of the sale of 270,000 of Mr. Kent’s shares occurred on September 2, 2008 and the closing of the sale of Mr. Roy’s shares and the balance of Mr. Kent’s shares was to occur seven (7) days after the filing by Mr. Roy with the required Canadian securities regulatory authorities of a Form 45-102F1, Notice of Intention to Distribute Securities under Section 2.8 of NI 45-102.  Also on September 2, 2008, Messrs. Roy and Kent entered into a Securities Pledge Agreement with the private investor whereby they delivered to the investor an additional 600,000 shares of our common stock to secure the performance by Messrs. Roy and Kent of their agreement to indemnify the investor, should the investor elect to sell the shares, against any deficiency resulting to the investor between the purchase price for the shares of common stock plus a stipulated sum per share and the price realized from the sale during the period commencing six months and one day after the respective initial and subsequent closing dates of the investor’s purchase of the shares through the date seven months after such closing dates.  The sale of the 270,000 shares by Mr. Kent was completed and is reflected in the table above, however, because of intervening market conditions the completion of the purchase of the shares from Mr. Roy and the remaining shares from Mr Kent shares was not completed.  We have been advised by Messrs. Roy and Kent that an amendment to the Agreement is currently under negotiation.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, changes in their ownership of our equity securities.  They must also provide us with copies of these reports.  These reports are required by Section 16(a) of the Securities Exchange Act of 1934.  We have reviewed copies of the reports we received from the individuals required to file the reports.  Based on our review of the copies of the reports, we believe that all filings required to be made by the reporting persons for the period January 1, 2008 through December 31, 2008 were made on a timely basis.

PROPOSALS FOR ADOPTION

PROPOSAL 1.                                ELECTION OF DIRECTORS

Our Board’s Nominating Committee has recommended and nominated the seven director candidates named below, six of whom currently serve as our directors.  All of our directors are elected for one-year terms.  If a director nominee becomes unavailable before the annual meeting, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating Committee names one.  Each nominee has indicated that he is willing and able to serve as a director if elected, and, accordingly, our Board of Directors does not have in mind any replacement.

The nominees as Director and their ages are as follows:

Name	Age
Jean Paul Roy	52
Allan J. Kent	56
Brent J. Peters	37
Peter R. Smith	62
Michael J. Hudson	62
David D. Conklin	44
Subir Raha	60

Mr. Roy was elected a Director, President and Chief Executive Officer on August 29, 2003.  Prior thereto, for more than five years, Mr. Roy had been consulting in the oil and gas industry through his private company, GeoGlobal Technologies Inc. which he owned 100%.  Mr. Roy has in excess of 27 years of geological and geophysical experience in basins worldwide as he has worked on projects throughout India, North and South America, Europe, the Middle East, the former Soviet Union and South East Asia.  His specialties include modern seismic data acquisition and processing techniques, and integrated geological and geophysical data interpretation.  Since 1981 he has held geophysical positions with Niko Resources Ltd., Gujarat State Petroleum Corporation, Reliance Industries, Cubacan Exploration Inc., PetroCanada, GEDCO, Eurocan USA and British Petroleum.  Mr. Roy graduated from St. Mary’s University of Halifax, Nova Scotia in 1982 with a B.Sc. in Geology and has been certified as a Professional Geophysicist.

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Mr. Kent was elected a Director, Executive Vice President and Chief Financial Officer of our company on August 29, 2003.  Mr. Kent has in excess of 27 years experience in the area of oil and gas exploration finance and has, since 1987, held a number of senior management positions and directorships with Cubacan Exploration Inc., Endeavour Resources Inc. and MacDonald Oil Exploration Ltd., all publicly listed companies.  Prior thereto, beginning in 1980, he was a consultant in various capacities to a number of companies in the oil and gas industry.  He received his Bachelor of Mathematics degree in 1977 from the University of Waterloo, Ontario.

Mr. Smith was elected a Director of our company on January 8, 2004.  Mr. Smith currently sits on the Board of Directors of Brampton Brick Limited.  Mr. Smith was elected Chairman of the Board of the Greater Toronto Transportation Authority (GO Transit) in March 2004, and a director of Tarion Warranty Corporation (a Canadian new home warranty company) in April 2004.  Since 1989, Mr. Smith has been President and co-owner of Andrin Limited, a large developer/builder of housing in Canada.  Mr. Smith has held the position of Chairman of the Board of Directors, Canada Mortgage and Housing Corporation (CMHC), from September 1995 to September 2003.  On February 14, 2001, the Governor General of Canada announced the appointment of Mr. Smith as a Member of the Order of Canada, effective November 15, 2000.  Mr. Smith holds a Masters Degree in Political Science (Public Policy) from the State University of New York, and an Honours B.A. H History and Political Science, Dean’s Honour List, McMaster University, Ontario.

Mr. Peters was elected a Director of our company on February 25, 2002.  Mr. Peters has been Vice President of Finance and Treasurer of Northfield Capital Corporation, a publicly traded investment company acquiring shares in public and private corporations since 1997.  Mr. Peters is also a Director of International Nickel Ventures Inc.  Mr. Peters has a Bachelor of Business Administration degree, specializing in accounting.

Mr. Peters was elected a Director of our company on February 25, 2002.  Mr. Peters has been Vice President of Finance and Treasurer of Northfield Capital Corporation, a publicly traded investment company acquiring shares in public and private corporations since 1997.  Mr. Peters is also a Director of International Nickel Ventures Inc.  Mr. Peters has a Bachelor of Business Administration degree, specializing in accounting.

Mr. Hudson was elected a Director of our company on May 17, 2004.  Mr. Hudson is a retired partner with the accounting firm Grant Thornton LLP.  Mr. Hudson was with Grant Thornton for 20 years and with his experience in the oil and gas industry he was responsible for Assurance services and providing advice to private, not-for-profit and public company clients listed on Canadian and US exchanges.  Mr. Hudson spent two years in London, England assisting the Institute of Chartered Accountants in England and Wales with the start up of a consulting service to members on best practices for the management of their firms including ethics and governance issues.  Upon returning to Canada he went on secondment for 18 months with the Auditor General of Canada to learn and apply the disciplines of “value for money” auditing.  He was co-director of the comprehensive (value for money) audit of Statistics Canada reporting in the 1983 Auditor General’s Report.

Mr. Conklin was elected a Director of our company on May 11, 2009.  Mr. Conklin currently serves as counsel at Goodmans LLP, a law firm in Toronto, Ontario, Canada and specializes in commercial litigation with an emphasis on corporate governance and business valuation.  Before joining Goodmans LLP in 2007, Mr. Conklin practised for one year with Bernstein Litowitz Berger & Grossman LLP, a securities and class action firm in New York.  Prior thereto he was a partner and senior litigator at Lerners LLP, a leading Toronto litigation law firm.  Mr. Conklin has extensive experience appearing before all levels of civil courts in Ontario litigating commercial disputes involving shareholder and partnership disputes, oppression claims, breach of confidentiality and other fiduciary duties, secured and unsecured creditor claims, professional negligence claims and other related business law issues.  He represents shareholders, boards of directors and entrepreneurs of both private and public companies.  Mr. Conklin is currently an Executive in Residence at the Schulich School of Business, York University where he teaches courses in the MBA and EMBA programs on Corporate Governance Mergers and Acquisitions.  Throughout his career, Mr. Conklin has taught a variety of legal and business courses including trial advocacy at the University Of Toronto Faculty Of Law and the Advocates' Society.  Mr. Conklin received his LL.M from Columbia University in New York City focusing on capital markets, corporate finance and governance issues and was admitted to the Law Society of Upper Canada in 1993 and to the New York State Bar in 2007.

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Mr. Raha, a nominee for election as a Director at the Meeting, currently serves the promoter Chairman of Team Raha Ideation Pvt. Ltd., a corporation focused on strategic advisory engagements and of Tridea Training & Technology Pvt. Ltd., a corporation focused on corporate training and services.  Mr. Raha serves on several Boards as Independent Director, and is engaged with several firms as strategic advisor.  He writes in business dailies and comments on business TV channels, focusing on energy issues, business strategies, management and socio-economic concerns.  Prior thereto, Mr. Raha served as Chairman & Managing Director of Oil and Natural Gas Corporation Ltd. (ONGC) for five years from May 2001 until May 2006 where he led the corporation to evolve from a sectoral E&P company with a market capitalization of approximately US$4.5 billion to an integrated energy major on a global scale with a market capitalization of approximately US$45 billion.  Mr. Raha concurrently served as Chairman of the wholly-owned subsidiary, ONGC Videsh Ltd. (OVL) with investment averaging US$1 billion annually.  He led in the expansion of OVL from being involved in one property in one country to 24 properties in 14 countries.  Earlier, Mr. Raha served as Director (HR) and concurrently Director in-charge of Business Development, Information Technology and Corporate Communications of Indian Oil Corporation, the top Fortune Global Company of India.  Mr. Raha received many awards for business leadership, including the E&Y India Business Leadership Award as Manager-Entrepreneur of the Year, the “Scope” Award for the best public sector CEO and the Sir Jehangir Ghandy Medal for Industrial and Social Peace.  Mr. Raha earned University merit ranking in Matriculation and Pre-University examinations with national scholarships and prizes.  He graduated in Electronics and Telecommunications Engineering, specializing in Industrial Electronics from Jadavpur University in 1969.  He did his MBA with Distinction at the University of Leeds in 1985, specializing in Strategic Marketing.

MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES

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PROPOSAL 2. APPROVE AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE

The Board of Directors of our company has recommended an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.001 par value, from 100,000,000 shares to 125,000,000 shares.  The proposed form of the Certificate of Amendment respecting the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized is attached hereto as Exhibit A.

The amendment has received the unanimous approval of our Board of Directors and will be adopted by stockholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

We are currently authorized to issue 100,000,000 shares of Common Stock, of which 72,805,756 shares were outstanding at the close of business on the Record Date for the Meeting.  Also at the Record Date, we had reserved an additional 21,514,716 shares under the terms of outstanding options and warrants and convertible securities, including shares reserved for future grants under the terms of our 2008 Stock Incentive Plan.  Accordingly, at the Record Date, under our Certificate of Incorporation as effective at that date, we have 5,679,528 unissued shares of Common Stock authorized for issuance which are not reserved for issuance under outstanding options and warrants and our 2008 Stock Incentive Plan.

In order for our company to have sufficient shares unreserved and available for issuance for other corporate purposes, we are seeking stockholder approval of an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue to 125,000,000 shares from 100,000,000 shares.

Other than shares intended for issuance upon the exercise of options and warrants outstanding or that may be granted, we have no present plans to issue any additional shares of our Common Stock or other options, warrants or convertible securities requiring the issuance, on exercise or conversion, any additional shares of Common Stock.

Reasons for the Proposed Increase in Authorized Shares.

Our Board of Directors recommends an increase in the number of authorized shares of the Company’s Common Stock from 100,000,000, shares to 125,000,000 shares.  Our Board of Directors believes it is desirable to increase the authorized shares of Common Stock in order to meet its existing contractual obligations under outstanding options and warrants and options that may be granted under the terms of our 2008 Stock Incentive Plan, as well as for future use for other corporate purposes, including possible acquisitions, financings, or stock dividends.  We have no plans at present to issue any of the additional shares of Common Stock we are seeking to have authority to issue.  Our Board of Directors generally will have the power to issue the additional authorized shares without stockholder approval.  All newly authorized shares will have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.  Under our Certificate of Incorporation, stockholders do not and will not have pre-emptive rights.  Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership interest and voting rights of existing stockholders.

Adoption of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

MANAGEMENT RECOMMENDS A VOTE "IN FAVOR OF" THE ABOVE PROPOSAL

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 EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

Our current executive officers are the following:

Name	Age	Position
Jean Paul Roy	52	President and Chief Executive Officer
Allan J. Kent	56	Executive Vice President and Chief Financial Officer

Mr. Roy’s and Mr. Kent’s employment backgrounds are described above.

COMPENSATION

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jean Paul Roy, (2) (3) President & CEO	2008 2007	350,000 350,000	-0- -0-	-0- -0-	-0- 166,396	Nil Nil	Nil Nil	31,700 (5) 48,000 (6)	381,700 547,236
Allan J. Kent, (2) (4) Exec VP & CFO	2008 2007	212,750 185,000	-0- -0-	-0- -0-	-0- 166,396	Nil Nil	Nil Nil	32,150 (7) 30,330 (8)	244,900 391,726

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
(2)	Messrs. Roy and Kent are also Directors of our company; however they receive no additional compensation for serving in those capacities.
(3)	The salary and bonus amounts are paid to Roy Group (Barbados) Inc., a Barbados company wholly owned by Mr. Roy, pursuant to the terms of an agreement described below.
(4)	The salary and bonus amounts are paid to D.I. Investments Ltd., a company controlled by Mr. Kent, pursuant to an oral arrangement described below.
(5)	Costs paid for by us included in this amount are $31,700 for medical coverage for Mr. Roy and his family.
(6)
Costs paid for by us included in this amount are $21,720 for airfare for the family of Mr. Roy to travel to India from their home once during the calendar year and $26,280 for medical coverage for Mr. Roy and his family.

(7)	Costs paid for by us included in this amount are $32,150 for medical coverage for Mr. Kent and his family.
(8)	Costs paid for by us included in this amount are $30,330 for medical coverage for Mr. Kent and his family.

Narrative Disclosure to Summary Compensation Table
On August 29, 2003, we entered into a Technical Services Agreement with Roy Group (Barbados) Inc., a company organized under the laws of Barbados and wholly owned by Mr. Roy.  Under the agreement, Roy Group (Barbados) Inc. agreed to perform such geologic and geophysical duties as are assigned to it by us.  The term of the agreement, as amended, extends through December 31, 2009 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term.  On January 31, 2006, the terms of the agreement were amended to amend the fee payable from $250,000 to $350,000 effective January 1, 2006.  Roy Group (Barbados) Inc. is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits Roy Group (Barbados) Inc. from disclosing any of our confidential information and from competing directly or indirectly with us for a period ending December 31, 2009 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement may be terminated by either party on 30 days’ prior written notice, provided, however, the confidentiality and non-competition provisions will survive the termination.

D.I. Investments Ltd., a company controlled by Mr. Kent, is paid by us for consulting services.  The services of Mr. Kent are provided to us pursuant to an oral arrangement with D. I. Investments Ltd.  The oral agreement was amended to provide for an annual fee payable of $185,000 effective January 1, 2006 and the oral agreement was further amended to provide for an annual fee payable of $212,750 effective January 1, 2008.

We do not have any employment agreements with any of our named executive officers.

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Outstanding Equity Awards at December 31, 2008
The following table provides information with respect to our named executive officers regarding outstanding equity awards at December 31, 2008.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date mm/dd/yy	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jean Paul Roy	500,000 (1)	-0-	-0-	3.95	07/25/16	-0-	-0-	-0-	-0-
Allan J. Kent	500,000 (1)	-0-	-0-	3.95	07/25/16	-0-	-0-	-0-	-0-

 (1)     Of these options, options to purchase 250,000 shares vested on each of December 31, 2006 and July 25, 2007.

Grants of Plan-Based Awards
Grants of plan-based awards were not made to our executive officers during the year 2008.

Option Exercises and Stock Vested
The following table provides information with respect to the executive officers regarding option exercises and stock that vested during the fiscal year ended December 31, 2008.
	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean Paul Roy	300,000	750,000	-0-	-0-
Allan J. Kent	300,000	750,000	-0-	-0-

Director Compensation
The following table provides information with respect to compensation of our Directors during the year ended December 31, 2008.  The compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Smith	4,000	-0-	117,338	-0-	-0-	-0-	121,338
Brent Peters	3,000	-0-	117,338	-0-	-0-	-0-	120,338
Michael Hudson	34,000	-0-	117,338	-0-	-0-	-0-	151,338
Dr. Avinash Chandra	36,500	-0-	135,757	-0-	-0-	-0-	172,257

(1)     Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

Prior to May 11, 2009, our non-employee Board members received cash compensation for attendance in person or by phone for each board meeting and each of the committee meetings that they are a member of.  A fee of $1,000 was paid for personally attending each meeting and $500 for attendance by phone.  Non-employee Board members may also be paid a fee for their services for special project(s) they may conduct or participate in.  Mr. Hudson received $30,000 for his services on special projects conducted during 2008 and Dr. Avinash Chandra received $35,000 for his services on special projects conducted during 2008.

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Effective May 11, 2009, our company’s Board of Directors adopted an Independent Director Compensation Policy.  Under the Policy, commencing as of May 11, 2009, each of our Independent Directors, as such term is defined under the NYSE/AMEX Company Guide, will receive an annual retainer of $24,000, payable in monthly instalments and the Chairperson of our Audit Committee will receive an additional annual retainer of $6,000, payable in monthly instalments.

Also, our Directors will be reimbursed for their reasonable out-of-pocket expenses in attending meetings and will be entitled to be paid additional compensation for any additional or special services they may provide.  This compensation is in addition to the automatic annual and other grants of options under the provisions of our 2008 Stock Incentive Program.

Pursuant to the terms of our 2008 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person’s cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of our stock incentive plans, all of our Directors, other than Messrs. Roy and Kent are considered non-employee Board members.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee were officers or employees of our company during the year ended December 31, 2008 or were former officers of our company or had any other relationship with our company requiring disclosure.

Compensation Discussion and Analysis
Policies and Objectives
Our Compensation Committee believes that our compensation policies and objectives should align with and reflect the stage of development of our operations, our operating objectives and the extent of realization of our objectives.  Our Compensation Committee believes that our policies and objectives must take into consideration our specific business objectives and manner of achieving those objectives and our ability to implement those objectives under the terms of the PSCs to which we are a party.  Accordingly, our compensation policies and objectives should be based on both our successes in entering into and pursuing joint venture arrangements, as well as the progress and success of the exploration and drilling activities of those ventures, whether undertaken directly by us or through the operators of the exploration blocks.

Our Compensation Committee also believes that the compensation of our executive officers should be based on the principles that the levels of compensation must enable our company to motivate and retain the talent we need to lead and make our company grow.  Our Compensation Committee further believes that the compensation levels must be competitive with similar other companies, be fair and reasonable and, where appropriate, reward successful performance.  Our Compensation Committee relies upon its judgment in making compensation decisions.

Because it believes such a structure is most appropriate to our company’s stage of development, the Compensation Committee has followed the practices established in 2005 of providing a compensation package to our executive officers consisting of monetary compensation and stock options.  Our Compensation Committee believes that the impact of applicable Canadian, United States and other foreign tax laws should be considered with respect to the compensation paid and the form of the compensation.  Our Compensation Committee does not establish any specific performance or target goals.

In 2007, our Compensation Committee retained Lane Caputo Compensation, Inc., a Calgary, Alberta based compensation consulting company, to review and recommend fair and justifiable compensation for our executive positions and directors as well as to make recommendations for future compensation practices.  Lane Caputo Compensation, Inc. reviewed our compensation arrangements relative to a selected peer group of Canadian public companies trading on Canadian and/or International securities exchanges that are focused on international oil and gas exploration and production, with a focus on exploration.  The Committee relied on the December 10, 2007 report from Lane Caputo Compensation, Inc. as a basis for recommending the 2008 compensation for the CEO and CFO.

The fifteen companies in this peer group and the exchange on which their securities are traded are as follows:

• Africa Oil Corp. (TSX-V)	• Pacific Stratus Energy Ltd. (TSX)	• Candax Petroleum Inc. (TSX)
• Pan Orient Energy Ltd. (TSX-V)	• Canoro Resources Ltd. (TSX-V)	• Sterling Resources Ltd. (TSX-V)
• Cirrus Energy Corp. (TSX-V)	• Serica Energy PLC. (TSX-V)	• Mart Resources, Inc. (TSX-V)
• CGX Energy Inc. (TSX-V)	• Stratic Energy Corp. (TSX-V/AIM	• Winstar Resources Ltd. (TSX)
• Falcon Oil & Gas Ltd. (TSX-V)	• Verenex Energy Inc. (TSX)	• Ithaca Energy Inc. (TSX-V/AIM)

Exchanges:   TSX-V -- Toronto Stock Exchange (Venture); TSX -- Toronto Stock Exchange; andAIM -- London AIM Market Exchange

Our Compensation Committee believes that, at this stage of our company’s development, it is appropriate for our monetary compensation to stay within the median values of our peer group.

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Although Compensation Committee meetings are held in executive session, without management’s presence, the Compensation Committee (and from time to time individual members of the Committee) may meet with senior officers of our company to discuss objectives, explain the rationale for certain objectives and to assure that it has management’s input in assessing the consequences of decisions made in the Compensation Committee meetings, including, for instance, the impact that its decisions may have on our financial statements. The Compensation Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.

Direct Monetary Compensation
Although our Compensation Committee did not hold any meetings during the year ended December 31, 2008, a meeting was held in December 2007 which encompassed compensation for the year 2008.  At the meeting, the Compensation Committee considered, among other things, in arriving at compensation for the fiscal year 2008, the level of compensation for the executive officers during the prior fiscal years, the compensation levels paid by the peer group of companies as found in the Lane Caputo report, the growth and complexity of the executive officers tasks during the year and our company’s overall business plans for further growth in the following fiscal years.

The direct monetary compensation of our executive officers is based on the scope of their duties and responsibilities and the executives’ individual performance in fulfilling those duties and responsibilities, in addition to the other factors described above.  Because of the inherent nature of our activities, the uncertain nature of the outcome of our activities, and the extended period of time over which the success of our activities will be determined, the Compensation Committee believes that, because the company’s ability to achieve its objectives is greatly dependent upon the activities of the operators of the drilling blocks in which we have an interest, the company’s success in its exploration and drilling activities during a particular year should not be the sole measure by which the direct monetary compensation of our executive officers is determined.  The Compensation Committee also recognizes that our company’s opportunity to enter into additional production-sharing contracts or acquire interests in ventures that are parties to such contracts is limited by availability of contracts and our company’s capital.  However, the Committee recognizes that future successes may lead it to award cash or other bonuses determined at that time and in the light of future events.

Based on the Compensation Committee’s policies and objectives, the Committee believes that the direct monetary compensation of our executive officers for fiscal 2008 was at or below the median level of the peer group selected by Lane Caputo Compensation, Inc.

Equity Compensation
Our Compensation Committee believes that a material element of executive compensation should be the award of equity grants.  This element of compensation has taken the form of grants of options under our Stock Incentive Plan but other forms of equity grants may be considered.  The Compensation Committee believes the award of equity grants has the effect of aligning executive officers compensation to the future growth and success of our company.

Equity grants are the only form of long-term compensation utilized to compensate our executive officers at this time.  The Compensation Committee does not consider any relationship between Direct Monetary Compensation and Equity Compensation in making equity grants.  These grants are not based on any strict formula but rather are determined in the light of practices at the peer group selected, our company’s past practices, and our overall corporate performance during the period relative to our progress made in achieving our overall business plan objectives and achieving stockholder value.

The Compensation Committee did not award any equity grants to our executive officers in 2008.  The Compensation Committee reached this conclusion based on, among other factors, the market performance of the company’s common stock during the year.

Other Benefits  -  Change of Control
We have no arrangements with our executive officers or Directors regarding any monetary payments to them in the event of a change in control of our company.

In the event that our company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of our outstanding securities, outstanding options granted under our 1998 Stock Incentive Plan and/or our 2008 Stock Incentive Plan containing vesting provisions, including those held by executive officers and Directors, are subject to immediate vesting.  Each outstanding option which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full and become immediately fully vested, subject to certain exceptions.  Our Stock Incentive Plans contains discretionary provisions regarding the grant of options with vesting provisions.  Options may also immediately vest in connection with a change in the majority of the Board of Directors of our company by reason of one or more contested elections for Board membership.

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Perquisites
Our executive officers also receive perquisites in the form of medical insurance coverage for the executives and their families.  In addition, travel expenses of Mr. Roy’s family will be paid for travel to India as approved by the Board of Directors based on the duration and purpose of the trip.

Mr. Roy, through Roy Group (Barbados) Inc., a corporation wholly owned by Mr. Roy, is reimbursed for out-of-pocket expenses on a cost recovery basis for expenses such as travel, hotel, meals, entertainment, computer costs and amounts billed to third parties incurred by Mr. Roy.

Mr. Kent, through D.I. Investments Ltd., a corporation wholly owned by Mr. Kent, is reimbursed for out-of-pocket expenses on a cost recovery basis for expenses such as travel, hotel, meals and entertainment expenses incurred by him in the performance of services to our company.

Structure of Compensation Arrangements
We have entered into the following arrangements regarding our executive officers.

We have an agreement with Roy Group (Barbados) Inc. whereby, under the agreement, Roy Group (Barbados) Inc. agreed to perform such geologic and geophysical duties as are assigned to it by our company.  Mr. Roy performs services for us in his capacity as an employee to Roy Group (Barbados) Inc. and we pay compensation to Roy Group (Barbados) Inc.  In addition, we pay for medical insurance for Mr. Roy and his family.  Expenses incurred by Mr. Roy in connection with our company are reimbursed to Roy Group (Barbados) Inc. for his travel expenses, hotel, meals, entertainment, computer costs and amounts billed to third parties.

Mr. Kent’s services are provided through D.I. Investments Ltd., a company controlled by Mr. Kent pursuant to an oral agreement.  In addition, we pay for medical insurance for Mr. Kent and his family.  Expenses incurred by Mr. Kent in connection with our company are reimbursed to him for travel, hotel, meals and entertainment expenses.

Director Compensation
Effective May 11, 2009, our company’s Board of Directors adopted an Independent Director Compensation Policy.  Under the Policy, commencing as of May 11, 2009, each of our Independent Directors, as such term is defined under the NYSE/AMEX Company Guide, will receive an annual retainer of $24,000, payable in monthly instalments and the Chairperson of the Company’s Audit Committee will receive an additional annual retainer of $6,000, payable in monthly instalments.  Also, our Directors will be reimbursed for their reasonable out-of-pocket expenses in attending meetings and will be entitled to be paid additional compensation for any additional or special services they may provide.  This compensation is in addition to the automatic annual and other grants of options under the provisions of the Company’s 2008 Stock Incentive Program.

Pursuant to the terms of our 2008 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person’s cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of our Stock Incentive Plan, all of our Directors, other than Messrs. Roy and Kent, are considered non-employee Board members.

Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2008 Annual Report on Form 10-K and the Proxy Statement for the 2009 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee:
Michael J. Hudson (Chairman)
Brent J. Peters

The above Compensation Committee Report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

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Corporate Governance
Our Board has adopted corporate governance guidelines in conjunction with the listing of our shares on the NYSE/AMEX.  These guidelines address items such as our Board composition, Director qualifications, Director responsibilities, the functioning of the Board, Board Committees and other governance practices and policies.  In addition, we have a Code of Business Conduct Policy that applies to all our officers, directors and employees.  The Code is posted under the “Investor Info - Reports” section of our website at www.geoglobal.com ..  Amendments to our Code will also be posted on this section of our website.  The charters of each of the Board’s Nominating, Audit and Compensation Committees are also posted on our website.  More information on our Board and its committees can be found below under the caption, “Committees and Meetings of the Board of Directors” in this proxy statement.

Our Board has determined that each of our non-employee directors is independent in accordance with the director independence definition specified in our corporate governance guidelines, which are posted under the “Investor Info - Reports” section of our website www.geoglobal.com and in accordance with applicable NYSE/AMEX rules.  Following the annual meeting, if all director nominees are elected to serve as our directors, independent directors will constitute 71.4% of our Board.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors
Our Board of Directors had five meetings during the year ended December 31, 2008, of which four meetings were held by conference telephone call in which all directors participating were able to hear one another.  Each of our Directors participated in all the meetings of the Board except for Dr. Chandra who was unable to attend two meetings.

We urge but do not require Board members to attend annual meetings of stockholders.  All of our Directors attended our annual meeting of stockholders held on July 29, 2008 in Calgary, Alberta, Canada.

Audit Committee
Our Board of Directors has appointed an Audit Committee which currently consists of Messrs. Hudson, who is the Chairman, Mr. Peters and Mr. Conklin, each of whom have been determined to be an “independent director” under the listing standards of the NYSE/AMEX.  Mr. Conklin was elected to the Audit Committee on May 11, 2009, upon his election to our Board of Directors.  Under our Audit Committee Charter, adopted as amended on March 6, 2005, our Audit Committee’s responsibilities include, among other responsibilities,

•	the appointment, compensation and oversight of the work performed by our independent auditor,
•	the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor,
•
at least annually, obtain and review a report by our independent auditor as to relationships between the independent auditor and our company so as to assure the independence of the independent auditor,

•	review the annual audited and quarterly financial statements with our management and the independent auditor, and
•	discuss with the independent auditor their required disclosure relating to the conduct of the audit.

Our Board of Directors has determined that Mr. Michael J. Hudson has the attributes of an Audit Committee Financial Expert and as such, serves as the Audit Committee Financial Expert on our Audit Committee.

Our Audit Committee had four meetings during the year ended December 31, 2008, of which all were held by conference telephone call in which all participants were able to hear one another.

Our Audit Committee Charter is available in the “Governance” section of our website at www.geoglobal.com.

Audit Committee Report
Our Audit Committee has reviewed and discussed our company’s audited consolidated financial statements with management.  Further, the Audit Committee has discussed with our registered  independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 - Communication with Audit Committees), as amended, relating to the accountants’ judgment about the quality of our company's accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee also has received the written disclosures and the letter from our independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants’ independence from our company and its subsidiaries and has discussed with the registered independent public accountants their independence.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Michael J. Hudson, Chairman
Brent J. Peters
Dr.  Avinash Chandra

As provided under the rules of the Securities and Exchange Commission, the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A, other than as provided in Item 407 of Regulation S-K.

Compensation Committee
Our Compensation Committee consists of Mr. Hudson whom is the Chairman and Mr. Peters, each of whom has been determined to be an “independent director”.  Our Compensation Committee, which has adopted a charter, among other things, exercises general responsibility regarding overall employee and executive compensation.  Our Compensation Committee sets the annual salary, bonus and other benefits of the President and the Chief Executive Officer and approves compensation for all our other executive officers, consultants and employees after considering the recommendations of our President and Chief Executive Officer.  Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) may meet with senior officers of our company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in the Committee meetings, for instance, the impact that its decisions may have on our financial statements.  The Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.  In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own.

Although the Compensation Committee did not hold any meetings during the year ended December 31, 2008, there was a meeting held in December of 2007 which encompassed the compensation for the year 2008.  This meeting in December 2007 was held in person.

None of the members of our Compensation Committee were officers or employees of our company during the year ended December 31, 2008 or were former officers of our company or had any other relationship with our company requiring disclosure.

Our Compensation Committee Charter is available in the “Governance” section of our website at www.geoglobal.com.

Nominating Committee and Director Nominations
Our Nominating Committee consists of Mr. Smith, who is the Chairman, Mr. Peters and Mr. Hudson, each of whom has been determined to be an “independent director” under the listing standards of the NYSE/AMEX.  Our Nominating Committee, among other things, exercises general responsibility regarding the identification of individuals qualified to become Board members and recommend that the Board select the director nominees for the next annual meeting of stockholders.  Our Board of Directors has adopted a charter for the nominating committee.  The Nominating Committee did not hold any meetings in person during the year ended December 31, 2008, but did however adopt a unanimous written consent.

Our Nominating Committee will seek out nominees for new directors as vacancies become available using the following criteria:  A majority of the directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to our success and our operations.

Our Nominating Committee Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

Stockholders may submit nominations to our Nominating Committee for consideration at next year’s annual meeting prior to the deadlines set forth on Page 19.  Any such nomination should include information to demonstrate how the proposed nominee meets the criteria set forth above.  Nominations should be mailed to the attention of the Nominating Committee c/o our Corporate Secretary at our address on Page 5.  The Committee will evaluate all recommended nominees based on the criteria set forth above and especially based on whether they will meaningfully contribute to our success and our operations.  We have not, to date, paid any fees to any firm in connection with locating or nominating any director candidates.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2003, we entered into a Participating Interest Agreement with Roy Group (Mauritius) Inc., a corporation wholly owned by Jean Paul Roy, our President, Chief Executive Officer, a Director and principal stockholder, whereby we assigned and hold in trust for Roy Group (Mauritius) Inc. subject to the Government of India consent, 50% of the benefits and obligations of the PSC covering the KG Offshore Block and the Carried Interest Agreement leaving us with a net 5% participating interest in the KG Offshore Block and a net 5% carried interest in the Carried Interest Agreement.  Under the terms of the Participating Interest Agreement, until the Government of India consent is obtained, we retain the exclusive right to deal with the other parties related to the KG Offshore Block and the Carried Interest Agreement and are entitled to make all decisions regarding the interest assigned to Roy Group (Mauritius) Inc.  Roy Group (Mauritius) Inc. has agreed to be bound by and be responsible for the actions taken by, obligations undertaken and costs incurred by us in regard to Roy Group (Mauritius) Inc.’s interest, and to be liable to us for its share of all costs, interests, liabilities and obligations arising out of or relating to the Roy Group (Mauritius) Inc. interest.  Roy Group (Mauritius) Inc. has agreed to indemnify us against any and all costs, expenses, losses, damages or liabilities incurred by reason of Roy Group (Mauritius) Inc.’s failure to pay the same.

Subject to obtaining the government consent to the assignment, Roy Group (Mauritius) Inc. is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the KG Offshore PSC.

We have a right of set-off against sums owing to us by Roy Group (Mauritius) Inc.  In the event that the Government of India consent is delayed or denied, resulting in either Roy Group (Mauritius) Inc. or our company being denied an economic benefit either would have realized under the Participating Interest Agreement, the parties agreed to amend the agreement or take other reasonable steps to assure that an equitable result is achieved consistent with the parties’ intentions contained in the Participating Interest Agreement.  In the event the consent is denied, neither party is entitled to assert any claim against the other except as is specifically set forth in the agreement.  We have not yet obtained the consent of the Government of India.  As a consequence of this transaction, we report our holdings under the KG Offshore PSC and Carried Interest Agreement as a net 5% participating interest.

Further, Roy Group (Mauritius) Inc. agreed in the Participating Interest Agreement that until August 4, 2009, it would not dispose of any interest in the agreement, its 5% interest, or the shares of Roy Group (Mauritius) Inc. without first giving notice to us of the transaction, its terms, including price, and the identity of the intended assignee and any other material information, and we will have the first right to purchase the interest proposed to be sold on the terms contained in the notice to us.  Such right of first refusal was not extended upon its expiration on August 4, 2009.

On August 29, 2003, we entered into a Technical Services Agreement with Roy Group (Barbados) Inc., a corporation wholly owned by Mr. Roy, whereby under the agreement, Roy Group (Barbados) Inc. agreed to perform such geological and geophysical duties as are assigned to it by our company.  The term of the agreement, as amended, extends through December 31, 2009 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term.  On January 31, 2006, the terms of the agreement were amended to amend the fee payable from $250,000 to $350,000 effective January 1, 2006.  Roy Group (Barbados) Inc. is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits Roy Group (Barbados) Inc. from disclosing any of our confidential information and from competing directly or indirectly with us for a period ending December 31, 2009 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement may be terminated by either party on 30 days’ prior written notice, provided, however, the confidentiality and non-competition provisions will survive the termination.  Roy Group (Barbados) Inc. received $350,000 from us during 2008 under the terms of this agreement, including its amendments.

Roy Group (Barbados) Inc. was reimbursed for expenses such as travel, hotel, meals and entertainment, computer costs and amounts billed to third parties incurred by Mr. Roy during 2008.  Additionally, we paid for medical insurance coverage for Mr. Roy and his family during 2008 in the amount of $31,700.  At December 31, 2008, we owed Roy Group (Barbados) Inc. $35,800 for services provided pursuant to the Technical Services Agreement and expenses incurred on behalf of our Company which amount bears no interest and has no set terms of repayment.

During the year ended December 31, 2008, Mr. Allan J. Kent, our Executive Vice President, Chief Financial Officer and a Director, was paid $212,750 by us for consulting services of Mr. Kent which are provided to us pursuant to an oral arrangement with D.I. Investments Ltd., a corporation wholly-owned by him, amended effective January 1, 2008.

D.I. Investments Ltd. was reimbursed for expenses such as travel, hotel, meals and entertainment and expenses incurred directly throughout 2008.  Additionally, we paid for medical insurance coverage for Mr. Kent and his family during 2008 in the amount of $32,150.  At December 31, 2008, we were owed $16,266 from D.I. Investments Ltd. as a result of services provided and expenses incurred on behalf of our company.

Messrs. Roy and Kent devote substantially all their time to our affairs.  Neither of such persons is our direct employee and we do not have any employment agreements directly with either of such persons.

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During the year ended December 31, 2008, Amicus Services Inc., a company controlled by Mr. Vincent Roy, a brother of Jean Paul Roy, our President, Chief Executive Officer and President, was paid $89,204 by us for consulting fees for services rendered pursuant to an oral agreement.  Amicus Services Inc. provided, pursuant to the agreement, IT and computer related services to cover such duties as; organizing, managing and maintaining a geological database in Canada relating to GeoGlobal’s exploration interests an India and elsewhere; upgrading on a continuing basis all information systems (both software and hardware) and network systems (including onsite and offsite backups of data and security issues) of a corporate nature; and providing ongoing IT services as required to Calgary staff.  The hourly rate paid to Amicus Services Inc. throughout 2008 was Cdn$70.00.  We are provided these IT services approximately three days per week.  The oral agreement can be immediately terminated by either party at any time by notice given to the other party.

On December 18, 2008, Mr. Vincent Roy was granted an option to purchase 60,000 shares of common stock at an exercise price of $1.72 which will expire on December 31, 2011.

At December 31, 2008, we owed Amicus Services Inc. $13,745 as a result of services provided and expenses incurred on behalf of our company.

RELATIONSHIP WITH PUBLIC ACCOUNTANTS

Our Audit Committee selected KPMG, LLP as the company’s independent registered public accounting firm for the fiscal year ended December 31, 2009.  The same firm was our independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2008 and 2007.  We do not require a representative of KPMG, LLP to be present at the Meeting but we do expect a representative to be present and available to respond to appropriate questions or make a statement if they desire to do so.

Audit and Related Fees
The following sets forth fees we incurred for professional services provided by KPMG, LLP and Ernst & Young LLP for accounting services rendered during the years ended December 31, 2008 and December 31, 2007, respectively.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2008	488,775	10,383	--	10,881	510,039
2007	428,205	--	--	164,709	592,914

Our Board of Directors believes that the provision of the services during the years ended December 31, 2008 and December 31, 2007 is compatible with maintaining the independence of KPMG LLP and Ernst & Young LLP, respectively.  Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to our company by our independent auditor.  Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee.  The services provided by KPMG LLP and Ernst & Young LLP included under the caption Audit Fees include services rendered for the audit of our annual financial statements and the review of our quarterly financial reports filed with the Securities and Exchange Commission.  Audit Related Fees include services rendered in connection with a follow-up the review of other filings with the Securities and Exchange Commission.  Tax Fees include services rendered relating primarily to tax compliance, consulting, customs and duties.  All Other Fees include administration fees to cover various expenses and SOX related work performed to date.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR 2010 ANNUAL MEETING

Any proposals or director nominations which stockholders intend to present for a vote of stockholders at our 2010 annual meeting and which such stockholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by a reasonable time before we print and mail our notification for the 2010 annual meeting.  After that date, the submission of stockholder proposals will be considered untimely.  Our Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as such requirements have been established by the Securities and Exchange Commission.  See also our policy entitled, “Nominating Committee and Director Nominations,” on Page 17 of this proxy statement.

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GENERAL

The cost of soliciting proxies will be borne by us.  In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-K for the year ended December 31, 2008, including financial statements, is available on our website at www.geoglobal.com or on the SEC and SEDAR websites at http://www.sec.gov and www.sedar.com respectively.  If you wish to receive a hard copy of that report, contact us by writing to the address as provided on page 5 of this document.  That report is not part of the proxy soliciting information.

By Order of the Board of Directors

/s/  Allan J. Kent
Allan J. Kent
Executive VP and Chief Financial Officer

Dated:  August 11, 2009

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Exhibit A
Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF GEOGLOBAL RESOURCES INC.

GeoGlobal Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a Meeting of the Board of Directors of GeoGlobal Resources Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

Fourth:  The total number of shares of stock which the Corporation shall have the authority to issue is one-hundred twenty six million (126,000,000), consisting of one-hundred twenty five million (125,000,000) shares of Common Stock, each such share having a par value of $.001, and one million (1,000,000) shares of Preferred Stock, each such share having a par value of $.01.  The Board of Directors is expressly authorized to issue preferred stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said GeoGlobal Resources Inc. has caused this Certificate to be signed by Jean Paul Roy, its President, and Patti Price, its Secretary, this ___ day of September, 2009.

Attest:                      GeoGlobal Resources Inc.

/s/ Patti Price                                           /s/ Jean Paul Roy
Patti Price, Secretary                               Jean Paul Roy, President

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APPENDIX:
FORM OF PROXY

GEOGLOBAL RESOURCES INC.
SUITE #310, 605 – 1 STREET S.W.
CALGARY, ALBERTA    T2P 3S9   CANADA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Paul Roy, President and Chief Executive Officer and Allan J. Kent, Executive Vice President and Chief Financial Officer or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the Blake Lounge at The National Club, 303 Bay Street, Toronto, Ontario, M5H 2R1 at 3:30pm EST on Thursday, the 24th of September, 2009, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement (receipt whereof is hereby acknowledged).

1.      Election of Directors

|__|           For all nominees listed below (except as marked to contrary below)

|__|           Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Jean Paul Roy                                                Allan J. Kent                                                Brent J. Peters

Michael J. Hudson                                       Peter R. Smith                                                David D. Conklin

Subir Raha

2.      Approve an Amendment of our Certificate of Incorporation to Increase the Number of Shares of Common Stock We are Authorized to Issue

Approval of the adoption of the Amendment

In Favor of |__|                                           Against |__|                                Abstain |__|

3.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR AND VOTED FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

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PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.   IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: ___________________, 2009

________________________________________

Signature

Title (if required)

______________________________________

Signature (if held jointly)

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